As filed with the U.S. Securities and Exchange Commission on February 16, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

CONTROL4 CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	42-1583209
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

11734 S. Election Road Salt Lake City, Utah 84020
(Address of Principal Executive Offices) (Zip Code)

CONTROL4 CORPORATION 2013 STOCK OPTION AND INCENTIVE PLAN
(Full title of the plan)

Martin Plaehn Control4 Corporation President and Chief Executive Officer 11734 S. Election Road Salt Lake City, Utah 84020
(Name and address of agent for service)

(801) 523-3100
(Telephone number, including area code, of agent for service)

Copies to:

William J. Schnoor Richard A. Kline Michael J. Minahan Goodwin Procter LLP 135 Commonwealth Drive Menlo Park, California 94025 (650) 752-3100	Greg Bishop General Counsel, Chief Compliance Officer and Corporate Secretary 11734 S. Election Road Salt Lake City, Utah 84020 (801) 523-3100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.:

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐ Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)		Proposed maximum offering price per share		Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.0001 par value per share (2013 Stock Option and Incentive Plan)	1,291,644	(2)	$24.55	(3)	$31,709,860.20	$3,947.88

(1)                                 Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Common Stock of Control4 Corporation (the “Registrant”) which become issuable under the 2013 Stock Option and Incentive Plan (the “Plan”) by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of common stock.

(2)                                 Reflects automatic annual increases on January 1, 2018 to the number of shares of the Registrant’s Common Stock reserved for issuance under the Plan, which annual increases are provided for in the Plan.

(3)                                 Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act, and based on $24.55 per share, which represents the average of the high and low prices reported on the NASDAQ Global Select Market on February 14, 2018.

This Registration Statement shall become effective immediately upon filing in accordance with Section 8(a) of the Securities Act and 17 C.F.R. § 230.462 under the Securities Act.

EXPLANATORY NOTE

This Registration Statement on Form S-8 registers additional shares of Common Stock under the Registrant’s 2013 Stock Option and Incentive Plan (the “Plan”). The number of shares of Common Stock reserved and available for issuance under the Plan is subject to an automatic annual increase on each January 1, beginning in 2014, by an amount equal to up to five percent of the number of shares of Common Stock issued and outstanding on the immediately preceding December 31 or such lesser number of shares of Common Stock as determined by the Administrator (as defined in the Plan). On January 1, 2018, the number of shares of Common Stock reserved and available for issuance under the Plan increased by 1,291,644.  The additional shares are of the same class as other securities relating to the Plan for which the Registrant’s registration statement filed on Form S-8 (Registration No. 333-190326) on August 2, 2013, is effective. The information contained in the Registrant’s registration statement on Form S-8 (Registration No. 333-190326) is hereby incorporated by reference pursuant to General Instruction E.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.         Exhibits.

See the Exhibit Index on the page immediately preceding the signature page for a list of exhibits filed as part of this Registration Statement on Form S-8, which Exhibit Index is incorporated herein by reference.

EXHIBIT INDEX

Exhibit No.	Description
4.1	Specimen Common Stock Certificate of the Registrant(1)
4.2	2013 Stock Option and Incentive Plan and forms of award agreements thereunder(2)
5.1	Opinion of Goodwin Procter LLP
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm
23.2	Consent of Goodwin Procter LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page)

(1)         Filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-189736), filed previously with the Commission on July 18, 2013 and incorporated by reference herein.

(2)         Filed as Exhibit 10.3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-189736), filed previously with the Commission on July 1, 2013 and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake City, State of Utah, on February 16, 2018.

CONTROL4 CORPORATION

By:	/s/ Martin Plaehn
Martin Plaehn
President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Control4 Corporation, hereby severally constitute and appoint Martin Plaehn and Mark Novakovich, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him or her and in his or her name, place and stead, and in any and all capacities, to sign for us and in our names in the capacities indicated below any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on February 16, 2018.

Signature	Title

/s/ Martin Plaehn	Chairman of the Board of Directors, President and
Martin Plaehn	Chief Executive Officer
(Principal Executive Officer)

/s/ Mark Novakovich	Chief Financial Officer
Mark Novakovich	(Principal Financial and Accounting Officer)

/s/ Rob Born	Director
Rob Born

/s/ David C. Habiger	Director
David C. Habiger

/s/ Jeremy Jaech	Director
Jeremy Jaech

/s/ Mark E. Jensen	Director
Mark E. Jensen

/s/ James Caudill	Director
James Caudill

/s/ Phil Molyneux	Director
Phil Molyneux